Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Ovid Therapeutics Inc.

We consent to the use of our report included in the annual report on Form 10-K of Ovid Therapeutics Inc. for the year ended December 31, 2019 incorporated by reference herein.

/s/ KPMG LLP

New York, New York

March 11, 2020